IPSWICH SAVINGS BANK

                1992 INCENTIVE AND NONQUALIFIED STOCK OPTION PLAN

              1. Purpose. The purpose of this Plan is to advance the interests of the lpswich Savings Bank (the "Bank") by providing an opportunity to key employees of the Bank and certain affiliated corporations to purchase stock of the Bank through the exercise of options granted under this Plan. It is intended that this purpose will be effected by the granting of both "incentive stock options" ("incentive options") as described in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and nonqualified stock options ("nonqualified options"). To reflect the formation of Ipswich Bancshares, Inc. (the "Holding Company") as the holding company of the Bank on July 1, 1999, the term "Shares" shall mean the common stock, par value $.10 per share, of the Holding Company, and references to the "Bank" shall include the Holding Company.

              2. Effective Date. This Plan becomes effective on the date on which the process of converting the Bank from a mutual-form, savings bank to a stock-form, savings bank is consummated, provided that the Plan is approved by the stockholders of the Bank within one (1) year from such date. Although options may be granted before such stockholder approval, no option may be exercised until such approval is obtained and such options will be null and void if such approval is not obtained.

              3. Stock Subject to the Plan. The aggregate number of shares of $.10 par value, common stock of the Bank (the "Shares") with respect to which options may be granted under this Plan shall not exceed the greater of 30,000 or 10% of the number of shares sold in connection with conversion of the Bank from a mutual-form, savings bank to a stock-form, savings bank. Any Shares subject to an option which for any reason expires or is terminated unexercised as to such Shares may again be the subject of an option under the Plan. In addition, any
Shares purchased by an optionee upon exercise of an option which are subsequently reacquired by the Bank pursuant to the terms of such option may again be the subject of an option under the Plan. The Shares delivered upon exercise of options under this Plan may, in whole or in part, be either authorized but unissued Shares or issued Shares reacquired by the Bank.

              4. Administration. This Plan shall be administered by the Board of Directors of the Bank or, to the extent delegated by the Board of Directors, the Executive Committee or a compensation or stock option committee. Subject to the provisions of this Plan, the Board of Directors or such a committee shall have full power to construe and interpret the Plan and to establish, amend and rescind rules and regulations for its administration. Any decisions made with respect thereto shall be final and binding on the Bank, the optionees and all other persons.

              5.     Eligible   Participants.   Both   incentive   options   and
nonqualified options may be granted to such-key employees of the Bank, its parent (in existence at the time of grant) or any of its subsidiaries (in existence at the time of grant), including members of the Board of Directors who are also employees of the Bank, its parent (in existence at the time of grant) or any of its
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subsidiaries  (in existence at the time of grant),  as are selected by the Board of Directors of the Bank (or a committee to which it has delegated such authority).

              6. Duration of the Plan. This Plan shall terminate ten (10) years from the effective date hereof, unless terminated earlier pursuant to Paragraph 12 hereafter, and no options may be granted thereafter.

              7.     Restrictions  on  Incentive   Options.   Incentive  options
granted under this Plan shall be subject to the following restrictions:

                     (a) Limitation on Number of shares. The aggregate fair market value, determined as of the date the incentive option is granted, of the Shares with respect to which incentive options are exercisable for the first time by any optionee during any calendar year shall not exceed $100,000. In the event that, in a given calendar year, such optionee may exercise for the first time an incentive stock option granted under any other incentive stock option plan(s) of the Bank or its parent or a subsidiary which is (are) also intended to comply with the provisions of-Section 422 of the Code, such annual limitation shall apply to the aggregate number of Shares with respect to which incentive stock options are exercisable for the first time by such Eligible Participant under all such plans.

                     (b) 10% Stockholder. If any employee to whom an incentive option is granted pursuant to the provisions of the Plan is on the date of grant the stock owner (as determined under Section 424 (d) of the Code) possessing more than 10% of the total combined voting power of all classes of stock of the Bank or its parent or subsidiaries, then the following special provisions shall be applicable to the incentive option granted to such individual:

                     (i) The option price per Share subject to such incentive option shall not be less than 110% of the fair market value of one Share on the date of grant; and

                     (ii) The incentive option shall not have a term in excess of I five (5) years from the date of grant.

              8. Terms and Conditions of Options. Options granted under this Plan shall be evidenced by stock option agreements in such form and containing such terms and conditions as the Board of Directors of the Bank (or a committee to which it has delegated such authority) shall determine; provided, however, that such agreements shall evidence among their terms and conditions the following:

                     (a) Price. Subject to the condition of subparagraph (b) of Paragraph 7, if applicable, the purchase price per Share payable upon the exercise of each option granted hereunder shall be determined by the Board of Directors of the Bank (or a committee to which it

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has delegated such authority) at the time the option is granted and shall not be less than 100% of the fair market value of one Share on the date of the grant.

                     (b)    Number  of  Shares.   Each  option  agreement  shall
specify the number of shares to which it pertains.

                     (c) Exercise of Options. Each option shall be exercisable for the full amount or for any part thereof and at such intervals or in such installments or at such periods of service as the Board of Directors of the Bank (or a committee to which it has delegated such authority) may determine at the time it grants such option; provided, however, that no option shall be exercisable with respect to any Shares either (a) later than ten (10) years after the date of the grant of such option or (b) if and to the extent required by law without the approval of the Commissioner of Banks of The Commonwealth of Massachusetts.

                     (d) Notice of Exercise and Payment. An option shall be exercisable only by delivery of a written notice to the Bank's Treasurer, or any other officer of the Bank designated by the Board of Directors of the Bank (or a committee to which it has delegated such authority) to accept such notices on its behalf, specifying the number of Shares for which, and the date on which, it is to be exercised. If the offering of said Shares is, at that time, both subject to the registration requirements of the Securities Act of 1933 and not effectively registered under the securities Act of 1933, as amended, the optionee shall include with such notice a letter, in form and substance satisfactory to the Bank, confirming that the Shares are being purchased for the optionee's own account for investment and not with a view to distribution, and acknowledging that the optionee is familiar with any restrictions on the resale of the Shares under applicable securities laws. Payment shall be made in full at the time the option is exercised. Payment shall be made either (i) in cash, (ii) by cashier's or certified check, (iii) if permitted by the Board of Directors of the Bank (or a committee to which it has delegated such authority), by delivery and assignment to the Bank of shares of Bank stock having a fair market value (as determined by the Board of Directors of the Bank [or a committee to which it has delegated such authority]) equal to the exercise price, or (iv) by a combination of (i), (ii), or (iii).

                     (e) Non-Transferability. No option shall be transferable by the optionee (or any subsequent holder) otherwise than by will or the laws of descent or distribution, and each option shall be exercisable during the lifetime of the optionee by the optiones only.

                     (f) Termination of Options Granted to Employees. Each incentive option and each nonqualified option granted to an employee of the Bank, its parent or a subsidiary, shall terminate and may no longer be exercised if the optionee ceases for any reason to be an employee of or ceases to render services for the Bank, its Parent, or a subsidiary, in accordance with the following provisions:

                     (i) If the optionees employment shall have terminated by resignation or other voluntary action (other than retirement), or if such employment shall have

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                            been terminated  involuntarily for cause, the option
                            shall terminate and may no longer be exercised;

                     (ii) If the optionee employment shall have been terminated for any reason other than for cause, resignation or other voluntary action before he becomes disabled or dies or is eligible to retire, the optionee may, at any time within a period of three (3) months after such termination of employment, exercise the option to the extent it was exercisable on the date of termination of the optionee's employment;

                     (iii) If the optionee's employment shall have been terminated because of disability (within the meaning-of Section 22 (e) (3) of the Code), the optionee may, at any time within a period of one (1) year after such termination of employment, exercise the option the extent that the option was exercisable on the date of termination of the optionee's employment; and

                     (iv) If the optionee's employment shall have been terminated because of death, the option, to the extent that the optionee was entitled to exercise it on the date of death, may be exercised within a period of one (1) year after the optionee's death by the person or persons to whom the optionee's rights under the option shall Pass by will or by the laws of descent and distribution;

provided, however, that no option may be exercised to any extent by anyone after the date of expiration of the option.

                     (g) Rights as Stockholder. The optionee shall have no rights as a stockholder with respect to any Shares covered by his option until the date on which the optionee becomes legally entitled to have a stock certificate issued to him for such Shares.

                     (h) Repurchase of Shares by the Company. Any Shares purchased by an optionee upon exercise of an option may in the discretion of the Board of Directors (or a committee to which the Board of Directors has delegated such authority) be subject to repurchase by the Company ft and to the extent specifically set forth in the option agreement pursuant to which the shares were purchased.

              9.     Stock   Dividends;   Stock   Splits;   Stock   Combination;
Recapitalizations. Appropriate adjustment shall be made by the Board of Directors of the Bank (or a committee to which it has delegated such authority) in the maximum number of Shares subject to the Plan and in the number, , kind, and option price of Shares covered by outstanding options granted hereunder to give effect to any stock dividends, stock splits, stock combinations, recapitalizations and other similar changes in the capital structure of the Bank after the effective date of the Plan.

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              10.    Merger;  sale of  Assets;  Dissolution.  In the  event of a change of the Shares resulting from a merger, the formation of a holding company, or a similar reorganization as to which the Bank is the surviving corporation, the number and kind of shares which thereafter may be optioned and sold under the Plan, and the number and kind of shares then subject to options granted hereunder and the option price per share thereof shall be appropriately adjusted in such manner as the Board of Directors of the Bank (or a committee to which it has delegated such authority) may deem equitable to prevent substantial dilution or enlargement of the rights available or granted hereunder. Except as otherwise determined by the Board of Directors of the Bank, a merger or a similar reorganization which the Bank does not survive, or a sale of all or substantially all of the assets of the Bank, shall cause every option outstanding hereunder to terminate, to the extent not then exercised, unless any surviving entity agrees to assume the obligations hereunder.

              11.    Definitions.

                     (a) The term "employee" shall have, for purposes of this Plan, the meaning ascribed to it under Section 3401(c) of the code and the regulations promulgated thereunder; the term "key employees" refers to those employees who are determined by the Board of Directors of the Bank (or a committee to which it has delegated such authority) to be eligible for options under this Plan.

                     (b) The term "option" means either an incentive option or a nonqualified option. The term "options" refers to both incentive options and/or nonqualified options.

                     (c) The term "optionee" means a key employee to whom an option is granted under this Plan.

                     (d) The term "parent" shall have, for purposes of this Plan, the meaning ascribed to it under Section 424.(e) of the code and the regulations promulgated thereunder.

                     (e) The term "subsidiary" shall have, for purposes of this Plan, the meaning ascribed to it under Section 424(f) of the code and the regulations promulgated thereunder.

                     (f) The term "Board of Directors" shall mean, for periods prior to the consummation of the conversion of the-Bank from a mutual-form, savings bank to a stock-form, savings bank, the Board of Trustees of the Bank.

              12. Termination or Amendment of Plan. The Board of Directors may at any time terminate the Plan or make such changes in or additions to the Plan as it deems advisable without further action on the part of the stockholders of the Bank, provided:

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                     (a)    that  no  such   termination   or  amendment   shall
adversely affect or impair any then outstanding option without the consent of the optionee holding such option; and



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                     (b)    that no such amendment  which  increases the maximum
number of Shares subject to this Plan or the employees eligible to participate in this Plan shall be effective unless it is approved by the stockholders of the Bank within twelve (12) months before or after the adoption of said amendment.



                                        Adopted this 23rd day of September, 1992


                                        IPSWICH SAVINGS BANK



                                        By its President
                                        David L. Grey

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